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                                                                   EXHIBIT 10.31









                               RWT HOLDINGS, INC.


                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                  MARCH 1, 1998









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                               RWT HOLDINGS, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of March 1, 1998, by and among RWT HOLDINGS, INC., a Delaware corporation (the "Company"), and REDWOOD TRUST, INC., a Maryland corporation (the "Purchaser").

                                    RECITALS

WHEREAS, the Company has authorized the sale and issuance on the terms and conditions set forth herein of an aggregate of One Thousand Nine Hundred Eighty (1,980) shares of its Series A Preferred Stock, par value One Cent ($0.01) per share (the "Series A Preferred Stock") and may authorize from time to time additional shares of Series A Preferred Stock for issuance and sale pursuant to the terms and conditions hereof (all shares of Series A Preferred Stock to be issued and sold hereunder, the "Shares").

WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1.     AGREEMENT TO SELL AND PURCHASE.

               1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to Purchaser of the Shares. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the "Charter").

               1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees, severally and not jointly, to purchase from the Company at the Closing the Shares being acquired at the Closing, at a purchase price of Five Thousand and 00/100 Dollars ($5,000.00) per share.

        2.     CLOSING, DELIVERY AND PAYMENT.

               2.1 CLOSING. The initial closing of the sale and purchase of the Shares under this Agreement shall take place at 10:00 a.m. on April 1, 1998, and subsequent closings shall take place at such time and place as the Company and Purchaser may mutually agree orally or in writing (each such closing is herein referred to as the "Closing" and each such date is herein referred to as the "Closing Date").

               2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser certificates representing the number of Shares to be purchased at the Closing by Purchaser, against payment of the purchase price therefor by check or wire transfer payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

        3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.



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        Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser at the Closing, the Company hereby represents and warrants to Purchaser as of the Closing Date as follows:

               3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects or financial condition.

               3.2 SUBSIDIARIES. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

               3.3 CAPITALIZATION; VOTING RIGHTS. As of the initial Closing Date, the authorized capital stock of the Company, immediately prior to the Closing, will consist of Ten Thousand (10,000) shares of Common Stock, par value One Cent ($0.01) per share, One Thousand (1,000) shares of which are issued and outstanding, and Ten Thousand (10,000) shares of Preferred Stock, par value One Cent ($0.01) per share, which are designated Series A Preferred Stock (the "Series A Preferred Stock"), none of which are issued and outstanding. All issued and outstanding shares of Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Charter and this Agreement. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Charter, the Shares will be duly and validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

               3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and pursuant to the Charter has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws. The sale of the Shares is not and will not be subject to any preemptive right or rights of first refusal that have not been properly waived or complied with.



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               3.5    LIABILITIES. The Company has no material liabilities and,
                      to the best of its knowledge, knows of no material contingent liabilities not disclosed in the financial statements delivered under Section 6.1 that are required to be disclosed therein pursuant to GAAP, except current liabilities incurred in the ordinary course of business subsequent to the date hereof which have not been, either in any individual case or in the aggregate, materially adverse.

               3.6 OBLIGATIONS TO RELATED PARTIES. There are no material obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered during the last month, (b) reimbursement for reasonable expenses incurred on behalf of the Company not to exceed $50,000 in the aggregate and (c) for other standard employee benefits made generally available to all employees. Except as may be disclosed in the financial statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the financial statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business, including borrowing arrangements. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

               3.8 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Charter or Bylaws, or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which violation or default would have a material adverse effect on the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation or default, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

               3.9 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material advance change in the assets, business, property, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened in writing (or any



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                      basis therefor known to the Company) involving the prior
                      employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

               3.10 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) required to be filed by it. These returns are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

               3.11 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted or to be conducted by the Company or to the use by such individual of his or her best efforts on behalf of the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

               3.12 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the valid execution and delivery of this Agreement and the issuance of the Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed within the applicable periods therefor. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.



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               3.13   OFFERING VALID. Assuming the accuracy of the
                      representations and warranties of Purchaser contained in
                      Section 4.2 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agents on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or the registration or permitting requirements of any state securities laws.

        4.     REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser hereby represents and warrants to the Company as of the Closing Date as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

               4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All actions on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, assuming the due authorization, execution and delivery hereof and thereof by the Company, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws.

               4.2 INVESTMENT REPRESENTATIONS. Purchaser understands the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                      (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration thereunder is available. Purchaser understands that the Company has no present intention of registering the Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.



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                      (b)        ACQUISITION FOR OWN ACCOUNT. Purchaser is
                                 acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                      (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                      (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                      (e) RULE 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               4.3 TRANSFER RESTRICTIONS. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer.

        5.     CONDITIONS TO CLOSING.

               5.1 CONDITIONS TO PURCHASER'S OBLIGATION AT THE CLOSING. Purchaser's obligation to purchase Shares at the Closing is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                      (a)        REPRESENTATIONS AND WARRANTIES TRUE;
                                 PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                      (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

                      (c) CONSENTS, PERMITS AND WAIVERS. The Company shall have obtained any and all authorizations, consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

                      (d) CORPORATE DOCUMENTS. The Company shall have delivered to Purchaser or its counsel, copies of all corporate documents of the Company as Purchaser shall reasonably request.



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                      (e)        PROCEEDINGS AND DOCUMENTS. All corporate and
                                 other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the shares at the Closing is subject to the satisfaction or waiver, on or prior to such Closing, of the following conditions:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                      (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

                      (c) CONSENTS, PERMITS AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

        6A.    AFFIRMATIVE COVENANTS OF THE COMPANY.

        The Company covenants and agrees with the Purchaser that, so long as any of the Shares remain outstanding:

               6.1 FINANCIAL STATEMENTS. The Company shall deliver to the Purchaser as soon as available all financial statements it prepares, including at a minimum the following:

                      (a) as soon as available and in any event within 20 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                      (b) as soon as available and in any event within 60 days after the end of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries for such year, setting forth in



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                                 each case in comparative form the figures for
                                 the previous year, accompanied by an opinion thereon of independent certified accountants of recognized national standing previously approved by the Purchaser, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

                      (c) from time to time such other information regarding the financial condition, operations, or business of the Company as the Purchaser may reasonably request, including but not limited to requesting quarterly audited financial statements.

                                 The Company agrees to cooperate fully and in a timely fashion with its independent accountants in connection with their audits. The Company will furnish to the Purchaser, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Company to the effect that, to the best of such Responsible Officer's knowledge, the Company during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the Charter to be observed, performed or satisfied by it, except as specified in such certificate (and, if any failure to observe, perform or satisfy has occurred and is continuing, describing the same in reasonable detail and describing the action the Company has taken or proposes to take with respect thereto).

               6.2 LITIGATION. The Company will promptly, and in any event within 10 days after service of process on any of the following, give the Purchaser notice of all legal or arbitrable proceedings affecting the Company or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the provisions of this Agreement or the Charter or as to which there is a reasonable likelihood of adverse determination which would result in a material adverse effect.

               6.3    EXISTENCE, ETC.  The Company will:

                      (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                      (b) comply with the requirements of all applicable laws, rules, regulations and orders of Government Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects;

                      (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

                      (d) not move its chief executive office from the address: 591 Redwood Highway, Suite 3140, Mill Valley, California 94941, unless it shall have provided the Purchaser 30 days prior written notice of such change.



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               6.4    COOPERATION AND ACCESS TO RECORDS. The Company agrees to
                      cooperate fully and in a timely fashion with the Purchaser's requests for information or access to data, reports, records and personnel made for purposes of the Purchaser's compliance with securities law reporting and filing requirements, federal and state tax reporting and filing requirements or any other legal or regulatory reporting and filing requirements applicable to the Purchaser. As part of this cooperation, the Company will agree to provide the following information:

                      (a) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

                      (b)        permit: (1) representatives of the Purchaser to
                                 (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Purchaser (but, prior to the occurrence of a default under this Agreement or the Charter, only upon not less than two Business Days' prior notice), and (B) discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company, and with its independent certified public accountants, and
                                 (ii) representatives of the Purchaser to conduct periodic operational audits of the Company's business and operations.

               6.5 NOTICES. The Company shall give notice to the Purchaser promptly of the occurrence of any default under this Agreement or the Charter.

               6.6 INSURANCE. The Company agrees to obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, and furnish the Purchaser on request full information as to all such insurance, and to provide within five (5) days after receipt, certificates or other documents evidencing the renewal of each such policy. The Purchaser will file claims and process recoveries under any such policy or any policy of the Purchaser.

        6B.    NEGATIVE COVENANTS.

               6.7 NEGATIVE COVENANTS. The Company covenants and agrees with the Purchaser that, so long as any of the Shares remain outstanding:

                      (a)        TOTAL INDEBTEDNESS TO ADJUSTED NET WORTH RATIO.
                                 The Company will not permit its ratio at any date of Total Indebtedness to Adjusted Net Worth to be more than 10.0:1.0.

                      (b) LOAN INDEBTEDNESS TO GAAP NET WORTH. The Company will not permit its ratio at any date of Loan Indebtedness to GAAP Net Worth to be more than 2.0:1.0.

                      (c) MINIMUM GAAP NET WORTH. The Company will not permit its GAAP Net Worth as of the last day of any fiscal quarter to be less than the sum of
                                 (1) $7,000,000, plus (2) fifty percent (50%) of
                                 (A) the cash proceeds of any sale or issuance of equity securities of the Company or any Subsidiary of the Company (or of any options, warrants or rights in respect of any such equity securities) which issuance takes place after the initial Closing Date, plus (B)



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

                                 cumulative after-tax earnings earned after the date hereof less cumulative dividends paid after the initial Closing Date.

        7.     MISCELLANEOUS.

               7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

               7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

               7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

               7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

               7.5 SEVERABILITY. In case any of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               7.6    AMENDMENT AND WAIVER.

                      (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least fifty percent (50%) of the Shares.

                      (b) The obligations of the Company and the rights of the holders of the Shares under the Agreement may be waived only with the written consent of the holders of at least fifty percent (50%) of the Shares.

               7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

               7.8 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Tobin & Tobin, has also acted for Purchaser in this transaction and has, in the past and may continue in the future to perform legal services for Purchaser and its affiliates in matters unrelated to the transactions contemplated by this Agreement. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation;
                      (b) acknowledges that with respect to the transactions contemplated herein, Tobin & Tobin has represented the Company and Purchaser; and (c) gives its informed consent to Tobin & Tobin's representation of the Company and Purchaser in the transactions contemplated by this Agreement and Tobin & Tobin's representation of Purchaser and its affiliates in matters unrelated to such transactions.

               7.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and Purchaser at the address set forth on the signature page hereof or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

               7.10 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

               7.11 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

               7.12 TITLES AND SUBTITLES. The titles of sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               7.14 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

        8.     DEFINITIONS.

        "Adjustable Net Worth" shall mean at any date the sum of (1) GAAP Net Worth, plus (2) the amount of reserves of the Company and its consolidated Subsidiaries, if any, for credit losses (as reflected on the financial statements referred to in 6.1 above), minus (3) the amount of the unrealized gains on debt securities (as defined in FASB 115) of the Company and its consolidated Subsidiaries, if any, plus (4) the amount of unrealized losses on debt securities (as defined in FASB 115) of the Company and its consolidated Subsidiaries, if any, plus (5) the amount of Loan Indebtedness, minus (6) the excess of the amount of assets securing nonrecourse indebtedness over the amount of such nonrecourse indebtedness.

        "Agreement" shall mean this Series A Preferred Stock Purchase Agreement, as may be amended, supplemented or otherwise modified from time to time.

        "Business Day" shall mean any other than (i) a Saturday or Sunday, or
        (ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

        "Default" shall mean that the Company during such fiscal period or year has not observed or not performed all of its covenants and other agreements, and not satisfied every condition, contained in this Agreement and the Charter to be observed, performed or satisfied by it.

        "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

        "GAAP Net Worth" shall mean the excess of total assets of the Company and its consolidated Subsidiaries, if any, over Total Liabilities of the Company determined in accordance with GAAP.

        "Government Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Company, any of its Subsidiaries or any of its properties.

        "Loan" shall mean any loan made to the Company or any Subsidiary of the Company from time to time under the Lending and Credit Support Agreement, dated as of April 1, 1998, between the Company and the Purchaser.

        "Loan Indebtedness" shall mean, at any date, the principal amount of Loans outstanding on such date.

        "Requirements of Law" shall mean, as to any person, the Articles or Certificate of Incorporation and Bylaws or other organization or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitration or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such person or any of its property is subject.

        "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

        "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

        "Total Indebtedness" shall mean total indebtedness for borrowed monies of the Company and its consolidated Subsidiaries, if any, determined in accordance with GAAP, less the amount of any nonrecourse indebtedness of the Company and its consolidated Subsidiaries.

        "Total Liabilities" shall mean total liabilities of the Company and its consolidated Subsidiaries, if any, determined in accordance with GAAP.

IN WITNESS WHEREOF, the parties hereby have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:


RWT HOLDINGS, INC.


By: /s/ Vickie L. Rath
   ------------------------------------------------
     Vickie L. Rath

Address:       591 Redwood Highway
               Suite 3140
               Mill Valley, California  94941



PURCHASER:


REDWOOD TRUST, INC.


By: /s/ George E. Bull
   ------------------------------------------------
     George E. Bull

Address:       591 Redwood Highway
               Suite 3100
               Mill Valley, California 94941



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